SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2008

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2008, Valley National Bancorp (“Valley”) and Greater Community Bancorp (“Greater Community”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Greater Community will be merged with and into Valley, with Valley as surviving corporation. Immediately thereafter, Greater Community Bank, a wholly-owned subsidiary of Greater Community, will be merged into Valley National Bank, a wholly-owned subsidiary of Valley.  Pursuant to the terms of the Merger Agreement, Greater Community shareholders will receive, for each share of Greater Community common stock: (i) 0.95 shares of no par value common stock of Valley plus (ii) 0.10 of a warrant to purchase Valley common stock at a price per share equal to (a) a price based on the average closing price of Valley’s common stock over a specified period prior to closing plus (b) $2.00 per share, with cash to be paid in lieu of fractional shares and warrants.  Holders of Greater Community stock options will also be entitled to a cash payment calculated in accordance with the terms of the Merger Agreement.

Closing of the merger, which Valley currently anticipates will occur late in the third quarter of 2008, is contingent on regulatory approvals and the satisfaction of certain closing conditions by Greater Community, including the approval of Greater Community’s shareholders.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances Greater Community may be required to pay Valley a termination fee of $6,000,000 and in other specified circumstances Valley may be required to pay Greater Community a termination fee of $700,000. The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference. A copy of the joint press release issued on March 19, 2008 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find it

In connection with the proposed merger, Valley intends to file a proxy statement/prospectus with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Valley with the Commission at the Commission’s web site at www.sec.gov.  These documents may be accessed and downloaded for free at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Greater Community.  However, Valley, Greater Community, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Greater Community’s shareholders in respect of the proposed transaction.  Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders, which was filed with the Commission on March 6, 2008 and can be obtained free of charge from Valley’s website.  Information regarding the directors and executive officers of Greater Community may be found in its 2007 Annual Report on Form 10-K, which was filed with the Commission on March 12, 2008 and can be obtained free of charge from Greater Community’s website.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions.  These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms.  Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of Greater Community with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe; the inability to realize expected cost savings and synergies from the merger of Greater Community with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Valley’s or Greater Community’s operations or earnings; the inability to retain Greater Community’s customers and employees; or a decline in the economy in Valley’s primary market areas, mainly in New Jersey and New York. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01                Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated March 19, 2008, between Valley National Bancorp and Greater Community Bancorp.

99.1	Press Release, dated March 19, 2008, regarding the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 19, 2008, between Valley National Bancorp and Greater Community Bancorp.

99.1	Press Release, dated March 19, 2008, regarding the Agreement and Plan of Merger.